RENEWAL NOTE
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$8,193,774.44                                              November 1, 1995


     FOR VALUE RECEIVED, the undersigned, JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Borrower"), hereby promises to pay to the order of JOHN HANCOCK REALTY EQUITIES, INC., a Delaware corporation (herein sometimes referred to as "Noteholder," which term shall also include any future holder of this note), at its main office, 200 Berkeley Street, Boston, MA 02117, or at such other place or to such party or parties as Noteholder may from time to time designate, the principal sum of Eight Million One Hundred Ninety-Three Thousand Seven Hundred Seventy-Four and 44/100 Dollars ($8,193,774.44), with interest thereon computed from the date hereof at the rate of eight and seventy-five percent (8.75%) per annum payable interest only in the amount of Fifty-Nine Thousand Seven Hundred Forty-Six and 27/100 Dollars ($59,746.27) on the first day of each month, with the first payment due on December 1, 1995; provided, however, that on November 1, 1996 (the "Maturity Date") the entire unpaid principal balance plus interest thereon outstanding shall be due and payable in full.

     All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of the payment. All interest payments shall be computed on the basis of a 360-day year composed of twelve 30-day months.

     Each overdue and unpaid installment of interest, principal or other payments required hereunder and all sums due at Maturity Date as the same may be extended as hereinafter provided shall be subject to a late charge of four percent (4%) of any such unpaid installment of interest, principal or other payment which is not received by Noteholder on or before the due date thereof to cover the extra expense involved in handling delinquent payments, and an additional charge of four percent (4%) of such unpaid installment shall be due and payable on the date when each subsequent payment required hereunder falls due for so long as such installment shall remain unpaid, such charge or charges to be in addition to the default interest rate hereinafter provided. While any default exists in the making of any of said payments or in the performance or observance of any of the covenants or agreements of this renewal note, or of any instrument now or hereafter evidencing or securing the indebtedness evidenced hereby, the undersigned further promises to pay, on each date aforesaid, additional interest on the


NOTA BENE: State of Florida Documentary Stamp Tax in the amount required by law has been paid and the documentary stamps obtained upon such payment have been affixed to that certain Mortgage and Security Agreement given by the Borrower and recorded in Official Records Book 3703 at Page 226, Public Records of Orange County, Florida.

principal balance of this renewal note then outstanding at the rate equal to the highest rate permitted by law, but in no event to exceed fifteen and seventy-five per centum (15.75%) per annum, provided that any additional interest which has accrued shall be paid at the time of and as a condition precedent to the curing of any default. Upon any such default the Noteholder may apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing or securing said indebtedness as said holder may determine and, if the Noteholder so elects, notice of election being expressly waived, the principal remaining unpaid with accrued interest shall at once become due and payable.

     The undersigned waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this renewal note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, including fees for matters in appellate courts, and to perform and comply with each of the covenants, conditions, provisions and agreements of the Borrower contained in every instrument now evidencing or securing said indebtedness. No extension of the time for the payment of this renewal note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this renewal note shall operate to release, discharge, modify, change or affect the original liability under this renewal note, either in whole or in part, of any of the undersigned not a party to such agreement. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of Florida.

     This renewal note is given for a loan of Eight Million One Hundred Ninety-Three Thousand Seven Hundred Seventy-Four and 44/100 Dollars ($8,193,774.44) and is secured by a Mortgage and Security Agreement (the "Mortgage") from Borrower to Pacific Mutual Life Insurance Company, a California corporation ("PMLIC"), recorded in Official Records Book 3703, at Page 226, Public Records of Orange County, Florida, in the original principal amount of $8,850,000.00, and modified pursuant to that certain Promissory Note and Mortgage Renewal and Modification Agreement dated November 1, 1992 and recorded in Official Records Book 4505, Page 962, Public Records of Orange County, Florida, and further modified pursuant to that certain Mortgage Modification Agreement entered into by and between Borrower and the Noteholder of even date herewith, recorded/to be recorded in the Public Records of Orange County, Florida, which Mortgage, as amended, is a lien on real and personal property located in Orange County, Florida and shall be construed by the law of the State of Florida.

     Notwithstanding any provision herein or in the Mortgage, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Florida.











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
     This renewal note renews that certain Promissory Note dated October 17, 1985 in favor of PMLIC in the original principal amount of $8,850,000.00, which Promissory Note has been assigned by PMLIC to the Noteholder.

                         JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP, a Massachusetts limited partnership, by its Managing General Partner:

                         JOHN HANCOCK REALTY EQUITIES, INC., a Delaware corporation

                         By:  RICHARD E. FRANK
                           Name:   Richard E. Frank
                           Title:  Treasurer


                              (CORPORATE SEAL)





































8K1195X2.DOC

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